          TUESDAY, APRIL 18, 1995


BANKERS TRUST REPORTS FIRST QUARTER LOSS OF $122 MILLION BEFORE AN AFTER TAX SEVERANCE CHARGE OF $35 MILLION; NET LOSS WAS $157 MILLION, OR $2.11 PRIMARY LOSS PER SHARE


New York, April 18, 1995 -- Bankers Trust New York Corporation recorded a loss of $122 million, or $1.66 primary loss per share, excluding an after-tax provision for severance-related costs of $35 million taken in connection with the Corporation's expense reduction program. Net loss for the quarter, including the effect of this provision, was $157 million, or $2.11 primary loss per share. In the first quarter of 1994, the Corporation earned $164 million, or $1.90 primary earnings per share.

Revenue
Net interest revenue totaled $182 million, down $188 million, or 51%, from the first quarter of 1994. Of this decline, $176 million was from trading-related net interest revenue. A significant portion of the Firm's trading and risk management activities involve positions in interest rate instruments and related derivatives. The revenue from these activities can periodically shift between trading and net interest, depending on a variety of factors, including risk management strategies. Therefore, the Corporation views trading revenue and trading-related net interest revenue together, which are discussed below.


                                              Trading-
                                                Related
                                                    Net
                                       Trading Interest
(in millions)                          Revenue  Revenue   Total

First Quarter 1995                       $(78)      $1    $(77)

First Quarter 1994                        $14     $177     $191

This combined total for the first quarter of 1995 was a loss of $77 million, a $268 million decrease from the first quarter of 1994. The first quarter loss was primarily attributable to losses sustained in the emerging markets of Latin America. The devaluation of the Mexican peso and the associated sudden absence of liquidity adversely affected the Corporation's positions. Additionally, while the volume of transactions from the Firm's Client Financial Risk Management activities remained relatively steady, revenue has been reduced as the mix of business has shifted to lower-margin transactions.

Fiduciary and funds management revenue totaled $171 million for the first quarter, down $17 million, or 9%, from the same period last year.
Decreased revenue was recorded by most business activities within this revenue category, primarily due to a decline in transaction volumes.

Fees and commissions of $145 million decreased by $37 million, or 20%, from the first quarter of 1994. Corporate finance fees of $72 million decreased by $36 million from the same period last year, due to lower revenue from securities underwriting and loan syndication fees. These results were partially offset by higher revenue from merger and acquisition and financial advisory activities.

The Corporation's securities available for sale gains were $2 million, compared with $4 million in the prior year's first quarter.

Other noninterest revenue totaled $102 million, down $15 million, or 13%, from the prior year's quarter. This decrease was due to a decline in the category of equity in income of unconsolidated subsidiaries, lower insurance premium revenue as well as lower net gains from sales of equity investments and other assets. These factors were partially offset by a lower level of losses from the revaluation of non-trading foreign currency investments.

Expenses
In response to the lower revenue and reduced market activity in certain businesses, management has implemented a wide ranging expense reduction program. This program was designed to reduce overall operating expenses (principally, noninterest expenses before bonus and policyholder benefits) by approximately $200 million in 1995. Management anticipates that these actions will result in savings of approximately $275 million in 1996.

In order to accomplish these expense reductions, it is anticipated that total staff will be reduced by approximately 1,400, comprised of 1,000 regular staff and 400 temporary employees. In order to provide for appropriate cost of severance, Bankers Trust has recorded a provision for severance-related costs of $50 million, pre-tax, in the first quarter.

Total noninterest expenses of $734 million increased by $93 million, or 15%, from the first quarter of 1994. Excluding the provision for severance-related costs of $50 million, noninterest expenses were $684 million, an increase of $43 million, or 7%, from last year's first quarter. Incentive compensation and employee benefits expense decreased $29 million, or 18%, due primarily to lower bonus expense reflecting the reduced earnings. Salaries expense increased $31 million, or 18%, from the first quarter of 1994. The average number of employees increased by 5% versus the same period, to 14,369, whereas the number of employees at March 31, 1995 decreased by 3%, to 14,144 from December 31, 1994 as a result of the initial effect of the expense reduction program.

All other expenses, excluding the provision for severance-related costs, totaled $343 million for the quarter, up $41 million, or 14%, from last year's first quarter. Increases in professional fees and agency personnel fees accounted for more than half of this increase.

Asset Quality
The Corporation recorded $21 million of net charge-offs and a $14 million provision for credit losses in the first quarter of 1995. In the prior year's first quarter, $21 million of net recoveries was recognized and no provision for credit losses was required. The current quarter included a charge-off of $22 million to a highly leveraged borrower. Leveraged derivative transaction charge-offs for the quarter were immaterial.

Cash basis loans decreased by $19 million, or 2%, to $977 million during the first quarter. The allowance for credit losses at March 31, 1995, was $1.245 billion, representing 127% of cash basis loans.

The allowance for credit losses is available for credit losses arising from the Corporation's portfolio, which is comprised of loans, credit-related commitments, derivatives and other financial instruments. In the opinion of management, the allowance, when taken as a whole, is adequate to absorb reasonably estimated credit losses inherent in the Corporation's portfolio, as defined above.

Capital
On March 1, 1995, the Corporation's $100 million 6.90% Subordinated Notes matured and, in accordance with their original terms, the holders of this issue were required to purchase 4 million depositary shares, at $25 per share, each representing a one-fourth interest in a share of the Parent Company's 8.55% Cumulative Preferred Stock, Series I. Also, on this same date, the Corporation reset the interest rate on its $150 million 7 5/8% Convertible Capital Securities giving the holders the right to convert the debt securities into depositary shares, at $25 per share, each representing a one-tenth interest in a share of the Parent Company's 7 5/8% Cumulative Preferred Stock, Series O. As a result of the above, the preferred stock component of total stockholders' equity increased by approximately $244 million during the first quarter of 1995.

The Corporation estimates that its ratios of Tier 1 Capital and Total Capital to risk-adjusted assets were approximately 8.85% and 14.40%, respectively, at March 31, 1995. The Leverage Ratio was 5.18% at that same date.



For additional information, contact Douglas Kidd, (212) 454-3532 or Tom Parisi, (212) 454-1686 (Media); Howard Schneider
(212) 454-1120 (Investors).

            BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES
                           FINANCIAL STATISTICS
                  ($ in millions, except per share data)
                                (unaudited)

                                                                     Fourth
                                                      First Quarter Quarter
                                                    1995      1994     1994

Net income (loss)                                  $(157)     $164     $101

Per common share
  Primary earnings (loss)                         $(2.11)    $1.90    $1.19
  Fully diluted earnings (loss)                   $(2.11)    $1.90    $1.18
  Cash dividends declared                          $1.00      $.90    $1.00
  Book value (1)                                  $50.04    $52.41   $53.67

Profitability ratios
  Return on average common stockholders'
   equity                                            N/M     14.85%    8.64%
  Return on average total assets                     N/M       .61%     .38%

Net interest revenue (fully taxable basis)          $197      $391     $252
Average rates (fully taxable basis)
  Yield on interest-earning assets                  7.09%     6.17%    7.05%
  Cost of interest-bearing liabilities              6.28%     4.38%    5.93%
  Interest rate spread                               .81%     1.79%    1.12%
  Net interest margin                               1.02%     1.96%    1.29%
Average balances
  Loans                                          $11,683   $13,003  $12,548
  Total interest-earning assets                  $78,228   $81,037  $77,642
  Total assets                                  $104,539  $109,113 $106,009
  Total interest-bearing liabilities             $75,642   $77,935  $75,521
  Common stockholders' equity                     $4,207    $4,343   $4,364
  Total stockholders' equity                      $4,686    $4,602   $4,759

At end of period
  Common stockholders' equity to total
   assets                                           3.75%     4.14%    4.44%
  Total stockholders' equity to total
   assets                                           4.35%     4.57%    4.85%

Risk-based capital ratios (2)
  Tier 1 Capital                                    8.85%     8.89%    9.05%
  Total Capital                                    14.40%    14.66%   14.77%
Leverage Ratio                                      5.18%     5.39%    5.26%

Employees                                         14,144    13,748   14,529



N/M Not meaningful.
(1) This calculation includes the effect of common shares issuable under deferred stock awards.
(2) Regulatory capital ratios at March 31, 1995 are preliminary.

            BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES
                       FINANCIAL STATISTICS (CONT'D)
                               (in millions)
                                (unaudited)

                                                    March 31,   December 31,
                                                    1995      1994     1994

Nonperforming assets

Cash basis loans
  Secured by real estate                            $403      $462     $356
  Real estate related                                 26        52       29
  Highly leveraged                                   111       162      150
  Other                                              437       124      459
  Refinancing country                                  -        62        2
Total cash basis loans                              $977      $862     $996

Renegotiated loans
  Secured by real estate                            $ 90       $14      $65
  Other                                               12         6        1
Total renegotiated loans                            $102       $20      $66

Other real estate                                   $265      $283     $301

Other nonperforming assets                           $66      $101      $63



                                                                     Fourth
                                                    First Quarter   Quarter
                                                    1995      1994     1994

Allowance for credit losses

Balance, beginning of period                      $1,252    $1,324   $1,329
Net charge-offs
  Charge-offs                                         34        21       93
  Recoveries                                          13        42        8
Total net charge-offs (recoveries)*                   21       (21)      85
Provision for credit losses                           14         -        8
Balance, end of period                            $1,245    $1,345   $1,252

*Components:
  Secured by real estate                             $ 6      $ (2)    $  -
  Real estate related                                  2         -        1
  Highly leveraged                                    20        (9)       3
  Other                                                -         9       83
  Refinancing country                                 (7)      (19)      (2)
Total                                                $21      $(21)    $ 85

            BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENT OF INCOME
                   (in millions, except per share data)
                                (unaudited)

                                                                   Increase
THREE MONTHS ENDED MARCH 31,                       1995       1994(Decrease)
NET INTEREST REVENUE
  Interest revenue                                $1,353    $1,211    $ 142
  Interest expense                                 1,171       841      330
Net interest revenue                                 182       370     (188)
Provision for credit losses                           14         -       14
Net interest revenue after provision
 for credit losses                                   168       370     (202)
NONINTEREST REVENUE
  Trading                                            (78)       14      (92)
  Fiduciary and funds management                     171       188      (17)
  Fees and commissions                               145       182      (37)
  Securities available for sale gains                  2         4       (2)
  Other                                              102       117      (15)
Total noninterest revenue                            342       505     (163)
NONINTEREST EXPENSES
  Salaries                                           208       177       31
  Incentive compensation and employee benefits       133       162      (29)
  Occupancy, net                                      41        37        4
  Furniture and equipment                             42        39        3
  Provision for severance-related costs               50         -       50
  Other                                              260       226       34
Total noninterest expenses                           734       641       93
Income (loss) before income taxes                   (224)      234     (458)
Income taxes                                         (67)       70     (137)

NET INCOME (LOSS)                                 $ (157)   $  164    $(321)

NET INCOME (LOSS) APPLICABLE TO COMMON STOCK      $ (165)   $  159    $(324)

EARNINGS (LOSS) PER COMMON SHARE:
  PRIMARY                                         $(2.11)    $1.90   $(4.01)

  FULLY DILUTED                                   $(2.11)    $1.90   $(4.01)

Cash dividends declared per common share           $1.00      $.90     $.10

            BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED BALANCE SHEET
                     ($ in millions, except par value)
                                (unaudited)

                                                  March 31, December 31,
                                                       1995        1994
ASSETS
Cash and due from banks                            $  1,603     $ 1,985
Interest-bearing deposits with banks                  2,900       3,390
Federal funds sold                                    2,115       2,544
Securities purchased under resale agreements         18,280       9,943
Securities borrowed                                   7,633       6,197
Trading assets                                       51,603      47,514
Securities available for sale                         6,019       7,475
Loans                                                11,731      12,501
Allowance for credit losses                          (1,245)     (1,252)
Premises and equipment, net                             932         915
Due from customers on acceptances                       387         378
Accounts receivable and accrued interest              2,034       2,356
Other assets                                          3,370       3,070
Total                                              $107,362     $97,016

LIABILITIES
Deposits
  Noninterest-bearing
    In domestic offices                            $  2,352     $ 3,285
    In foreign offices                                  532         541
  Interest-bearing
    In domestic offices                               5,433       5,769
    In foreign offices                               16,279      15,344
Total deposits                                       24,596      24,939
Trading liabilities                                  29,383      20,949
Securities sold under repurchase agreements          18,631      15,617
Other short-term borrowings                          16,396      18,222
Acceptances outstanding                                 387         378
Accounts payable and accrued expenses                 4,137       3,174
Other liabilities                                     2,293       2,328
Long-term debt                                        6,621       6,455
Total liabilities                                   102,444      92,062

PREFERRED STOCK OF SUBSIDIARY                           250         250

STOCKHOLDERS' EQUITY
Preferred stock                                         639         395
Common stock, $1 par value
 Authorized, 300,000,000 shares
 Issued, 83,678,973 shares                               84          84
Capital surplus                                       1,306       1,317
Retained earnings                                     3,243       3,494
Common stock in treasury, at cost:
 1995, 5,340,654 shares;
 1994, 5,609,707 shares                                (393)       (416)
Other                                                  (211)       (170)
Total stockholders' equity                            4,668       4,704
Total                                              $107,362     $97,016

                    BANKERS TRUST NEW YORK CORPORATION
                              280 PARK AVENUE
                         NEW YORK, NEW YORK 10017




Geoffrey M. Fletcher
Senior Vice President and
Principal Accounting Officer



                                            April 20, 1995




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sirs:

     Accompanying this letter is Bankers Trust New York Corporation's report on Form 8-K dated April 18, 1995 (the "Form 8-K"). The Form 8-K is being filed electronically through the EDGAR System.

     If there are any questions or comments in connection with the enclosed filing, please contact the undersigned at 212-250-7098.

                              Very truly yours,

                              BANKERS TRUST NEW YORK CORPORATION



                              By: GEOFFREY M. FLETCHER
                                  Geoffrey M. Fletcher
                                  Senior Vice President and
                                  Principal Accounting Officer